UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2020

NATIONAL GENERAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

59 Maiden Lane, 38th Floor

New York, New York 10038

(Address of principal executive offices) (zip code)

(212) 380-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NGHC	The Nasdaq Stock Market LLC
7.50% Non-Cumulative Preferred Stock, Series A	NGHCP	The Nasdaq Stock Market LLC
Depositary Shares, Representing 1/40th of a Share of 7.50% Non-Cumulative Preferred Stock, Series B	NGHCO	The Nasdaq Stock Market LLC
Depositary Shares, Representing 1/40th of a Share of 7.50% Non-Cumulative Preferred Stock, Series C	NGHCN	The Nasdaq Stock Market LLC
7.625% Subordinated Notes due 2055	NGHCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2020, National General Holdings Corp., a Delaware corporation (the “Company”), The Allstate Corporation, a Delaware corporation (“Parent”), and Bluebird Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Board of Directors of the Company (the “Company Board”) has unanimously determined that the terms of the Merger are advisable and in the best interests of the Company and its stockholders and resolved to recommend that the holders of shares of Company common stock, par value $0.01 per share (the “Company Common Shares”), adopt the Merger Agreement.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Company Common Share issued and outstanding (other than (i) shares owned by Parent, Merger Sub, the Company or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company and (ii) shares held by any person who is entitled to demand and properly demands appraisal of such shares and who has not effectively withdrawn or lost such person’s right to appraisal of such shares) will be automatically converted into the right to receive cash in an amount equal to $32 per share, without interest thereon (the “Merger Consideration”). Each issued and outstanding share of Series A Preferred Stock of the Company, par value $0.01 per share, Series B Preferred Stock of the Company, par value $0.01 per share, Series C Preferred Stock of the Company, par value $0.01 per share, and Series D Preferred Stock of the Company, par value $0.01 per share, shall remain issued and outstanding.

In addition to the right to receive the Merger Consideration as set forth above, prior to the Effective Time, the Company shall declare, and immediately prior to the Effective Time, pay a cash dividend per Company Common Share to holders of issued and outstanding Company Common Shares in an amount equal to $2.50, unless the quotient of (a) the sum of (i) the increase in retained earnings for the period from January 1, 2020 to the business day prior to the date of the closing of the Merger plus (ii) transaction expenses, not to exceed $50,000,000, to the extent reducing such retained earnings, divided by (b) the Company Common Shares issued and outstanding as of the date of the closing of the Merger is less than $1.00, in which case the Special Dividend Amount shall equal the sum of (x) such quotient plus (y) $1.50 (the “Special Dividend Amount”); provided, however, in no event shall the Special Dividend Amount be less than $1.50. Additionally, the Company shall cause certain of its subsidiaries to file for approval with applicable insurance regulators for an extraordinary dividend in an amount as reasonably determined by Parent in consultation with the Company. Approval of such extraordinary dividend is not a condition to consummating the Merger or any other transactions contemplated in the Merger Agreement.

The Merger Agreement provides that, at the Effective Time, each outstanding option to purchase a Company Common Share (a “Company Stock Option”), regardless of whether vested or unvested, will be canceled. In exchange, the Company and its subsidiaries will pay through their payroll systems to each former holder of any such cancelled Company Stock Option on the first regularly scheduled payroll date of the Company that is no less than three (3) business days following the Effective Time an amount in cash, without interest thereon and subject to required withholding of taxes, equal to (i) the Merger Consideration plus (ii) the Special Dividend Amount (the “Total Consideration”) minus the exercise price per Company Common Share underlying such Company Stock Option multiplied by (ii) the number of Company Common Shares underlying such Company Stock Option.

The Merger Agreement provides that, at the Effective Time, each outstanding restricted stock unit of the Company (“Company RSU”) which was granted prior to July 7, 2020, regardless of whether vested or unvested, will automatically be cancelled. In exchange, the Company and its subsidiaries will pay through their payroll systems to each former holder of any such cancelled Company RSU on the first regularly scheduled payroll date of the Company that is no less than three (3) business days following the Effective Time an amount in cash, without interest thereon and subject to required withholding of taxes, equal to the product of (i) the Total Consideration multiplied by (ii) the number of Company Common Shares underlying such Company RSU.

Each unvested Company RSU granted following July 7, 2020 in accordance with the terms of the Merger Agreement pursuant to the National General Holdings Corp. 2019 Omnibus Incentive Plan (other than any Company RSU granted to a non-employee member of the Company Board) that is outstanding as of the Effective Time will be assumed by Parent (each, an “Assumed Company RSU”) and converted automatically into a restricted stock unit award with respect to a number of shares of the common stock of Parent (each, an “Adjusted RSU Award”) equal to the product obtained by multiplying (A) the total number of Company Common Shares subject to the Assumed Company RSU immediately prior to the Effective Time by (B) the quotient (rounded to four decimal places) of (i) the Total Consideration divided by (ii) the volume weighted average price of a share of common stock of Parent on the New York Stock Exchange for the thirty (30) trading days ending with the trading day immediately preceding the date of the closing of the Merger. Each Adjusted RSU Award will be subject to the same terms and conditions applicable to the Assumed Company RSU under the applicable Company equity incentive plan, including vesting, settlement and acceleration.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, (i) agreements to conduct its and its subsidiaries’ businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period, (ii) to forego paying any dividend other than regular quarterly dividends and the Special Dividend or issuing new Company Common Shares subject to customary exceptions during the period between the execution of the Merger Agreement and the Effective Time and (iii) to call a special meeting of the Company’s stockholders to adopt the Merger Agreement.

The Company is subject to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties or to provide information to and engage in discussions with a third party in relation to an acquisition proposal, subject to certain customary exceptions to permit the Company Board to comply with its fiduciary duties.

Prior to obtaining the approval of the Company’s stockholders, the Company Board may change its recommendation that stockholders vote to adopt the Merger Agreement in response to (i) an event, fact, circumstance, development or occurrence that is material to the Company and its subsidiaries, taken as a whole, arising following the date of the Merger Agreement, that is not known or reasonably foreseeable, or (ii) an acquisition proposal that the Company Board determines in good faith (after consultation with its outside legal counsel and outside financial advisor) to be more favorable to the holders of Company Common Shares than the Merger, taking into account all the terms and conditions of such proposal and the Merger Agreement and is reasonably likely to be completed (a “Superior Proposal”) (in which case the Company may also terminate the Merger Agreement to enter into such Superior Proposal, subject to certain conditions including payment of the Company Termination Fee, as described below), if, in either case, the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to change its recommendation in such circumstances would constitute a breach of its fiduciary duties under applicable law.

Before the Company Board may change its recommendation or terminate the Merger Agreement to accept a Superior Proposal, the Company must provide Parent four business days’ notice that the Company Board intends to change its recommendation, during which period the Company will negotiate in good faith with Parent to enable Parent to make a counteroffer or propose to amend the terms of the Merger Agreement (to the extent Parent wishes to do so) so as to permit the Company Board to determine that the failure to change its recommendation would not constitute a breach of its fiduciary duties under applicable law or that the acquisition proposal no longer constitutes a Superior Proposal.

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the adoption of the Merger Agreement by holders of the Company Common Shares, (ii) any waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been earlier terminated, (iii) certain authorizations, consents, orders, declarations or approvals of, notifications to or filings or registrations with, or terminations or expirations of waiting periods imposed by, any governmental entity regulating the business of insurance or reinsurance companies under insurance laws and certain other governmental entities shall have been obtained, shall have been made or shall have occurred, as the case may be, in each case, without the imposition of a materially burdensome condition that has not been waived by Parent in its sole discretion (collectively, the “Regulatory Approvals”), (iv) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger, and (v) the absence of any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect. The Merger is not subject to approval by the stockholders of Parent or to any financing condition, and Parent represents and warrants in the Merger Agreement that as of the date of the Merger Agreement and as of the date of the closing of the Merger, Parent and Merger Sub will have sufficient immediately available funds to pay all amounts required to be paid by Parent and Merger Sub in connection with the Merger Agreement and in connection with the transactions contemplated thereby.

The Merger Agreement contains certain termination rights, including, among others, (i) by mutual agreement of the parties to terminate, (ii) by either party if any law or order which prohibits consummation of the Merger becomes final and nonappealable, the requisite approval of the Company’s stockholders is not obtained at the stockholder meeting or the Effective Time has not occurred by 11:59 p.m., Eastern Standard time, on April 7, 2021 (the “Termination Date”), (iii) by either party if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements under the Merger Agreement such that a closing condition is not satisfied (subject to notice and cure and other customary exceptions), (iv) by Parent if the Company Board changes its recommendation to the Company’s stockholders or the Company Board failed to include such recommendation in the proxy statement when mailed and (v) by the Company to accept a Superior Proposal. The foregoing notwithstanding, if all of the conditions to closing other than the Regulatory Approvals have been satisfied or, in respect of conditions to be satisfied at the closing, are capable of being satisfied at such time, the Termination Date may be extended by either Parent or the Company to no later than July 7, 2021, and if by July 7, 2021 such conditions remain satisfied or, in respect of conditions to be satisfied at the closing, are capable of being satisfied at such time, the Termination Date may be subsequently extended by either Parent or Company from time to time to a date which is no later than October 7, 2021.

Upon termination of the Merger Agreement under specified circumstances, including by the Company to accept a Superior Proposal or Parent if the Company Board changes its recommendation to the Company’s stockholders, the Company will be required to pay Parent a fee (the “Company Termination Fee”) of $132,500,000.

In connection with the execution and delivery of the Merger Agreement, Parent and Merger Sub entered into a voting agreement (the “Voting Agreement”) with Leah Karfunkel, Barry Karfunkel and Robert Karfunkel (collectively, the “Stockholders”), who beneficially own in the aggregate approximately 40% of the outstanding Company Common Shares. The Company is not a party to the Voting Agreement. Under the Voting Agreement, each of the Stockholders agreed to vote their respective Company Common Shares in favor of the adoption of the Merger Agreement and against proposals that would materially delay, postpone or interfere with the consummation of the Merger. Among other events, the Voting Agreement will terminate if the Merger Agreement is terminated pursuant to and in accordance with its terms.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete, and are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. The representations, warranties and covenants in the Merger Agreement were made solely for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement and should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement; and may not be relied upon by any person other than the parties to the Merger Agreement.

Item 8.01	Other Events

On July 7, 2020, a press release was issued announcing the entry by the Company, Parent and Merger Sub into the Merger Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the Merger, the Company plans to file with the Securities and Exchange Commission and furnish its stockholders a proxy statement. Additionally, the Company will file other relevant materials with the Securities and Exchange Commission in connection with the proposed transaction.

The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, stockholders also may obtain free copies of the proxy statement, when available, from the Company by contacting National General Holdings Corp. Investor Relations at 59 Maiden Lane, 38th Floor New York, New York 10038, telephone number (212) 380-9462 or InvestorRelations@ngic.com. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY

STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2020 annual meeting of stockholders and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the Merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when and if it becomes available. Additional information regarding the Company’s executive officers and directors in the solicitation is available by reading the Company’s proxy statement for its 2020 annual meeting of stockholders.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the possibility that competing offers will be made, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the potential effect of changes in LIBOR reporting practices, the effects of pandemics or other widespread health problems such as the ongoing COVID-19 pandemic on our business, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party vendors or agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this current report on Form 8-K are made only as of the date of this current report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 7, 2020, by and among The Allstate Corporation, Bluebird Acquisition Corp. and National General Holdings Corp. †

99.1	Press Release, dated July 7, 2020.

104	The Cover Page from the Company’s Current Report on Form 8-K dated July 7, 2020, formatted in Inline XBRL.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2020

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Jeffrey Weissmann
Name:	Jeffrey Weissmann
Title:	General Counsel and Secretary